Exhibit 10.1
PART-TIME EMPLOYMENT AND CONSULTING AGREEMENT
     This Part-Time Employment and Consulting Agreement (hereinafter the “AGREEMENT”) is made this 17th day of February, 2006, by and between Croghan Bancshares, Inc. (hereinafter “CROGHAN”), an Ohio corporation and sole shareholder of The Croghan Colonial Bank, an Ohio chartered bank (hereinafter the “BANK”), and Allan E. Mehlow, Vice President and Treasurer of CROGHAN and Senior Vice President and Chief Financial Officer of the BANK (hereinafter “MEHLOW”);
WITNESSETH
     WHEREAS, MEHLOW has decided to resign his employment and accept an employment opportunity in another industry;
     WHEREAS, CROGHAN has reluctantly accepted the resignation of MEHLOW;
     WHEREAS, MEHLOW has extensive knowledge about the business practices, procedures and other matters pertaining to CROGHAN, and CROGHAN desires to maintain, on a formal basis, access to the knowledge, information, contacts and expertise of MEHLOW;
     WHEREAS, CROGHAN desires to retain MEHLOW to assist it in (i) recruiting and employing a new Chief Financial Officer and (ii) addressing the financial and auditing needs of CROGHAN during the transition to a new Chief Financial Officer; and
     WHEREAS, MEHLOW has agreed, upon the terms and conditions set forth herein, to assist CROGHAN in (i) recruiting and employing a new Chief Financial Officer and (ii) addressing the financial and auditing needs of CROGHAN during the transition to a new Chief Financial Officer;
     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein contained, CROGHAN and MEHLOW, intending to be legally bound, hereby agree as follows:
     1. Following MEHLOW’s resignation on February 20, 2006, MEHLOW shall assist CROGHAN in the process of recruiting and employing a new Chief Financial Officer and addressing the financial and auditing needs of CROGHAN as a part-time employee through March 5, 2006. As a part-time employee, MEHLOW shall devote at least seven (7) hours per business day in exchange for which he shall be compensated at the rate of $61.78 per hour.
     2. Commencing on March 6, 2006, MEHLOW agrees to serve as a consultant to CROGHAN on an as-needed basis not to exceed ten (10) hours per week in exchange for which he shall receive a consulting fee of $61.78 per hour. The consulting arrangement set forth in this Section 2 shall terminate on May 10, 2006, unless

CROGHAN and MEHLOW mutually agree to extend the consulting arrangement beyond such date.
     3. MEHLOW acknowledges that during his employment with CROGHAN and the BANK he has had access to, and in the performance of his obligations pursuant to this AGREEMENT he will have access to, certain confidential and proprietary information regarding CROGHAN, the BANK and their respective customers and businesses. MEHLOW acknowledges and agrees that such confidential and property information is the exclusive property of CROGHAN and the BANK, and MEHLOW agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any such information unless or until CROGHAN consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. It is specifically agreed and stipulated that the rights and obligations under this Section 3 may be enforced by injunctive relief and that any standard of irreparable injury has been satisfied. The provisions of this Section 3 shall survive the termination of this AGREEMENT.
     4. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes and discharges all prior agreements and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations.
     5. This Agreement may be executed in counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be one and the same instrument.
     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.
     IN WITNESS WHEREOF, the parties or authorized representatives of the parties have executed this Agreement as of the date first above written.

/s/ Allan E. Mehlow

Allan E. Mehlow

CROGHAN BANCSHARES, INC.
By:	/s/ Steven C. Futrell
Steven C. Futrell
President and CEO